                                                                     EXHIBIT 4.2

THIS WARRANT (THIS "WARRANT") HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE GOOD GUYS, INC. (THE "COMPANY") THAT SUCH REGISTRATION IS NOT REQUIRED.

Warrant Certificate No. 3
August 19, 1999

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                                       OF
                               THE GOOD GUYS, INC.



            This certifies that Morgan Keegan & Company, Inc., or its successors or assigns (the "Holder"), is entitled, subject to the terms set forth below, at any time during the Exercise Period (defined in Section 3 hereof) to purchase from THE GOOD GUYS, INC., a Delaware corporation, up to One Hundred Sixty Thousand (160,000) fully paid and non-assessable shares (the "Warrant Shares") of the Company's Common Stock, par value $.001 per share (the "Common Stock"), at the purchase price per Warrant Share of SIX AND ONE HUNDRED TWENTY-FIVE ONE HUNDREDTHS ($6.125) DOLLARS (the "Purchase Price"). The number of Warrant Shares issuable upon exercise of this Warrant and the Purchase Price per Warrant Share shall be subject to adjustment from time to time as provided in Section 5 hereto.

I. THIS WARRANT. This Warrant is issued to the Holder in connection with that certain Stock Purchase Agreement, dated as of August 19, 1999, by and among the persons listed on the signature page thereto (the "Stock Purchase Agreement"). This Warrant does not entitle the Holder to any rights as a stockholder of the Company, except as set forth herein.

II. EXERCISE. During the period beginning on the date hereof and ending on the third (3rd) anniversary hereof (the "Exercise Period"), this Warrant may be exercised at an exercise price of $6.125 per Warrant Share (the "Exercise Price"). The Warrant may be exercised at any time on any business day for all or part of the Warrant Shares issuable hereunder by surrendering this Warrant at the principal office of the Company at 7000 Marina Boulevard, Brisbane, California 94005 (or at such other office of the Company in the United States as the Company may designate from time to time by notice in writing to the Holder), with the subscription form attached hereto fully executed, together with payment in cash or immediately available funds in the amount equal to the Purchase Price.

III. PARTIAL EXERCISE. This Warrant may, in accordance with the provisions of this Section 3, be exercised for less than the full number of Warrant Shares. Upon any partial exercise, this Warrant shall be surrendered and a new Warrant of the same tenor and for the purchase of that number of Warrant Shares not purchased upon such partial exercise shall be issued by the Company to the Holder. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As soon as practicable on or after such date, and in any event within five (5) business days, the Company shall issue and deliver to the person or persons entitled to receive the Warrant Shares a certificate or certificates for the full number of Warrant Shares issuable upon such exercise.

IV. NET ISSUE EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Purchase Price for one share of Common Stock (at the date of calculation, as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company, together with the properly endorsed Warrant Certificate, substantially in the form as attached hereto, in which event the Company shall issue to the Holder that number of shares of Common Stock computed using the following formula:

                                WS = WCS (FMV-PP)
                                       FMV

WHERE:

            WS    equals the number of Warrant Shares to be issued to the Holder

            WCS equals the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

            FMV equals the fair market value of one share of Common Stock (at the

            PP equals the per share Purchase Price (as adjusted to the date of such calculation) of the Warrant

            As used in this Section 4, the term "Fair Market Value" of each Share as of any date shall be the best bid price posted in respect of the Common Stock in the NASDAQ Stock Market's automated dealer quotation system at the close of trading on the day prior to such exercise, or, if the Common Stock shall not then be so quoted, Fair Market Value shall be determined as follows:
(a) if the parties hereto can agree on the Fair Market Value, such agreed upon value shall constitute the Fair Market Value; (b) if the parties cannot reach an agreement as to the Fair Market Value within five (5) business days from the onset of negotiations, then such parties shall jointly appoint an appraiser to determine the Fair Market Value; (c) if the parties cannot agree upon the selection of an appraiser within five (5) business days after such five (5) day period, then each party shall deliver to the other a list of three (3) appraisers on or before the third (3rd) business day immediately following the expiration of said five (5) day period, each party shall select one appraiser from the other party's list and notify such other party of its selection on or before the fifth (5th) business day immediately following the expiration of the three (3) day period; (d) if either party does not deliver to the other party a list of appraisers within the three-day period or deliver its selection of the appraiser from the other party's list within the five (5) day period, then the first appraiser listed on the other party's list shall be deemed to have been jointly selected to determine the Fair Market Value; (e) if both parties timely select an appraiser from the other party's list, then the two appraisers so selected shall jointly select a third appraiser, which third appraiser shall independently calculate the Fair Market Value on or before the forty-fifth
(45th) day immediately following the date on which it was selected as an appraiser. Any determination of the Fair Market Value made in accordance with the terms hereinabove set forth shall be final and binding on the parties hereto.

V.    ADJUSTMENTS.

      1.1 ADJUSTMENTS TO WARRANT RIGHTS. The number of Warrant Shares for which Warrants are exercisable, and the Warrant Price of such shares shall be subject to adjustment from time to time as set forth in this Section 5.

      1.2 STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. If at any time the Company shall:

            (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

            (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

            (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of Warrant Shares for which a Warrant is exercisable immediately prior to the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which a Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event and (ii) the Warrant Price immediately prior to the occurrence of such event shall be adjusted to equal the product of the Warrant Price multiplied by a fraction, the numerator of which shall be the number of Warrant Shares for which a Warrant is exercisable immediately prior to the adjustment and the denominator of which shall be the number of Warrant Shares for which a Warrant is exercisable immediately after such adjustment.

      1.3 OTHER DIVIDENDS AND DISTRIBUTIONS. If the Company shall make or fix a record date for the holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then lawful and adequate provision shall be made so that Holder shall be entitled to receive upon exercise of the Warrants, for the aggregate Warrant Price in effect prior thereto, in addition to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrants, the kind and number of securities of the Company which Holder would have owned and been entitled to receive had the Warrants been exercised immediately prior to that date (pro rated in the case of any partial exercise).

      1.4 RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than a subdivision or combination of shares, stock dividend or a reorganization, recapitalization, merger, consolidation or sale of assets, each as provided for elsewhere in this Section 5) then the Holder of the Warrants shall be entitled to receive upon exercise of the Warrants, in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrants, for the aggregate Warrant Price in effect prior thereto, the kind and amount of stock and other securities and property receivable upon such reclassification, exchange, substitution or other change, which Holder would have been entitled to receive had the Warrants been exercised immediately prior to such reclassification, exchange, substitution or change, which Holder would have been entitled to receive had the Warrants been exercised immediately prior to such reclassification, exchange, substitution or change (pro rated in the case of any partial exercise).

      1.5 LIQUIDATION. If the Company shall, at any time, prior to the expiration of the Warrants, dissolve, liquidate or wind up its affairs, Holder shall have the right, but not the obligation, to exercise the Warrants. Upon such exercise, Holder shall have the right to receive, in lieu of the shares of Common Stock that Holder otherwise would have been entitled to receive upon such exercise, the same kind and amount of assets as would have been issued, distributed or paid to Holder upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock had Holder been the holder of record of such shares of Common Stock receivable upon exercise of the Warrants on the date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the Warrant Price, Holder may, at Holder's option, exercise the Warrants without making payment of the applicable Warrant Price and, in such case, the Company shall, upon distribution to Holder, consider the applicable Warrant Price per Warrant Share to have been paid in full, and in making settlement to Holder shall deduct an amount equal to the applicable Warrant Price from the amount payable to Holder.

      1.6 REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If any of the following transactions (each, a "Special Transaction") shall become effective: (a) a capital reorganization or recapitalization (other than a dividend or other distribution, subdivision, combination, reclassification, substitution or exchange of shares provided for elsewhere in this Section 5),
(b) a consolidation or merger of the Company with and into another entity (where the Company is not the surviving corporation or where there is a change in, or distribution with respect to, the Common Stock), or (c) a sale or conveyance of all or substantially all of the Company's assets, then, as a condition of the Special Transaction, lawful and adequate provision shall be made so that Holder shall thereafter have the right to purchase and receive upon exercise of the Warrants, in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrants, for the aggregate Warrant Price in effect immediately prior to such consummation, such shares of stock, other securities, cash or other assets ("Other Property") as may be issued or paid pursuant to the terms of such Special Transaction to the holders of shares of Common Stock for which such Warrants could have been exercised immediately prior to such Special Transaction (pro rated in the case of any partial exercise). In connection with any Special Transaction, appropriate provision shall be made with respect to the rights and interests of Holder to the end that the provisions of the Warrants (including without limitation provisions for adjustment of the Warrant Price and the number of Warrant Shares issuable upon the exercise of the

Warrants), shall thereafter be applicable, as nearly as may be practicable, to any Other Property thereafter deliverable upon the exercise of the Warrants. The Company shall not effect any Special Transaction unless prior to, or simultaneously with, the closing, the successor entity (if other than the Company), if any, resulting from such consolidation or merger or the entity acquiring such assets shall assume by a written instrument executed and mailed by certified mail or delivered to Holder at the address of Holder appearing on the books of the Company, the obligation of the Company or such successor corporation to deliver to Holder such Other Property, as in accordance with the foregoing provisions, which Holder shall have the right to purchase.

      1.7 NOTICE. Whenever the Warrants or the number of Warrant Shares issuable hereunder is to be adjusted as provided herein or a dividend or distribution (in cash, stock or otherwise and including, without limitation, any distributions under Section 5.5) is to be declared by the Company, or a definitive agreement with respect to a Special Transaction has been entered into, the Company shall forthwith cause to be sent to the Holder at the last address of the Holder shown on the books of the Company, by first-class mail, postage prepaid, at least 5 business days prior to the record date specified in Section 5.7(a)(i) below or at least 10 business days before the date specified in Section 5.7(b) and
Section 5.7(a)(ii) below, a notice stating in reasonable detail the relevant facts and any resulting adjustments and the calculation thereof, if applicable, and stating (if applicable):

            (a) the date to be used to determine (i) which holders of Common Stock will be entitled to receive notice of such dividend, distribution, subdivision or combination (the "Record Date"), and (ii) the date as of which such dividend, distribution, subdivision or combination shall be made; or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined (provided, that in the event the Company institutes a policy of declaring cash dividends on a periodic basis, the Company need only provide the relevant information called for in this Section 5.7(a) with respect to the first cash dividend payment to be made pursuant to such policy and thereafter provide only notice of any changes in the amount or the frequency of any subsequent dividend payments), or

            (b) the date on which a Special Transaction is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon consummation of the Special Transaction (the "Exchange Date").

      1.8 FRACTIONAL INTERESTS. The Company shall not be required to issue fractions of shares of Common Stock upon the exercise of a Warrant. If any fraction of a share of Common Stock would be issuable upon the exercise of a Warrant, the Company shall, upon such issuance, purchase such fraction for an amount in cash equal to the current value of such fraction, computed on the basis of the Current Market Price on the last business day prior to the date of exercise.

VI. PAYMENT OF TAXES. All Warrant Shares shall be validly issued, fully paid and nonassessable and free of claims of preemptive rights, and the Company shall pay all issuance taxes and similar governmental charges that may be imposed in respect of the issue or delivery thereof, but in no event shall the Company pay a tax on or measured by the net income or gain attributed to such exercise. Notwithstanding the foregoing, the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

VII. TRANSFER AND EXCHANGE. This Warrant shall be transferable in whole or in part, except as otherwise provided herein and except that the Holder hereof represents that it is acquiring this Warrant for its own account and for the purpose of investment and not with a view to any distribution or resale thereof within the meaning of the Securities Act. The Holder further agrees that it will not sell, assign or transfer any of this Warrant unless this Warrant shall have been registered for sale under the Securities Act or until the Company shall have received from counsel for the Holder an opinion to the effect that the proposed sale or other transfer of this Warrant by the Holder may be effected without such registration. The Holder acknowledges that, in taking this unregistered Warrant, it must continue to bear the economic risk of its investment for an indefinite period of time because of the fact that such Warrant has not been registered under the Securities Act and further realizes that such Warrant cannot be sold unless it is subsequently registered under the Securities Act or an exception from such registration is available. The Holder also acknowledges that appropriate legends reflecting the status of this Warrant under the Securities Act may be placed on the face of this Warrant certificate at the time of their transfer and delivery to the

Holder hereof. The transfer of Warrant Shares issuable upon exercise of this Warrant is governed by Section 10 hereof.

VIII. LOSS OR MUTILATION. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or a replacement hereof and, in the case of any such loss, theft or destruction, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant or a replacement, the Company at its expense will execute and deliver in lieu thereof, a new warrant of like tenor.

IX. RESERVATION OF STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all Warrant Shares from time to time issuable upon the exercise of this Warrant and all shares of the Common Stock from time to time issuable upon the conversion of the Warrant Shares issuable upon the exercise of this Warrant.

X. NEGOTIABILITY. This Warrant is issued upon the following terms, to all of which the Holder, by the taking hereof, consents and agrees:

            (a) this Warrant is subject to the terms and provisions of the Stock Purchase Agreement;

            (b) title to this Warrant may be transferred by endorsement (by the Holder executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery and any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or right in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby;

            (c) until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary; and

            (d) the Holder, by its acceptance hereof, represents that it is acquiring this Warrant for investment purposes only and that it does not have any present intention to resell this Warrant or to sell or distribute any Warrant Shares for which this Warrant may be exercised.

XI. NOTICES. All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid, or sent by express overnight courier service or electronic facsimile transmission (with a copy by mail) at the address furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address to the Company in writing.

XII. CHANGE, WAIVER. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

XIII. HEADINGS. The headings in this Warrant are for purposes of convenience of reference only and shall not be deemed to constitute a part hereof.

XIV. LAW GOVERNING. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of Delaware, without reference to the conflicts of laws provisions in effect therein.

      IN WITNESS WHEREOF, the Company has executed this Warrant under seal as of the date first written above.

ATTEST:                                       THE GOOD GUYS, INC.


By:/s/ Vance R. Schram                        By:/s/ Ronald Unkefer
   -------------------                           ------------------
   Name: Vance R. Schram                         Name: Ronald Unkefer
   Title: Vice President/Finance and             Title: Chairman and Chief
          Controller                                    Executive Officer

                                FORM OF EXERCISE
                   (To be signed only on exercise of Warrant)

TO:   THE GOOD GUYS, INC.

            The undersigned, the holder of the Warrant attached hereto, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, ___________ shares of the Common Stock of THE GOOD GUYS, INC., and herewith makes payment of $______________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to __________________________ whose address is_________________________________.



Dated:
      ----------------------       --------------------------------------------
                                   (Signature must conform to name of Holder as specified on the face of the Warrant)


                                   --------------------------------------------
                                                    (Address)

                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)

            For value received, the undersigned hereby sells, assigns, and transfers unto ________________________________ the right represented by the Warrant attached hereto to purchase ___________ shares of Common Stock of THE GOOD GUYS, INC. to which the within Warrant relates, and appoints ____________________________________ Attorney-In-Fact to transfer such right on the books of THE GOOD GUYS, INC. with full power of substitution in the premises.


Dated:
      ----------------------       --------------------------------------------
                                   (Signature must conform to name of Holder as specified on the face of the Warrant)


                                   --------------------------------------------
                                                    (Address)

Signed in the presence of:



---------------------------------

The Good Guys, Inc.
September 16, 1999
Page 2


                                    EXHIBIT A

                                 EXERCISE NOTICE

               [To be executed only upon exercise of the Warrant]

      The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of the number of shares of Common Stock of The Good Guys, Inc. (the "COMPANY") as is set forth below, and herewith makes payment therefor, all at the price and on the terms and conditions specified in the attached Warrant Certificate and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to the person specified below whose address is set forth below, and, if such shares of Common Stock shall not include all of the shares of Common Stock now and hereafter issuable as provided in the attached Warrant Certificate, then the Company shall, at its own expense, promptly issue to the undersigned a new Warrant Certificate of like tenor and date for the balance of the shares of Common Stock issuable thereunder.

Date:
     -----------------

Amount of Shares Purchased:
                           --------------------

Aggregate Purchase Price:  $
                            -------------------

Printed Name of Registered Holder:
                                  -------------------------------------

Signature of Registered Holder:
                               ----------------------------------------


NOTICE: The signature on this Exercise Notice must correspond with the name as written upon the face of the attached Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

      Stock Certificates to be issued and registered in the following name, and delivered to the following address:



                             --------------------------------------------
                             (Name)


                             --------------------------------------------
                             (Street Address)


                             --------------------------------------------
                             (City)         (State)         (Zip Code)

The Good Guys, Inc.
September 16, 1999
Page 3



                                    EXHIBIT B

                                ASSIGNMENT NOTICE

               [To be executed only upon transfer of the Warrant]

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the person named below, whose address is set forth below, the rights represented by the attached Warrant Certificate to purchase the number of shares of the Common Stock of The Good Guys, Inc. (the "COMPANY") as is set forth below, to which the attached Warrant Certificates relates, and appoints _________________ attorney to transfer such rights on the books of the Company with full power of substitution in the premises. If such shares of Common Stock of the Company shall not include all of the shares of Common Stock now and hereafter issuable as provided in the attached Warrant Certificate, then the Company, at its own expense, shall promptly issue to the undersigned a new Warrant Certificate of like tenor and date for the balance of the Common Stock issuable thereunder.

Date:
     -------------------------

Amount of Warrants Transferred:
                               --------------------------

Printed Name of Registered Holder:
                                  ---------------------------------------

Signature of Registered Holder:
                               -------------------------------------------


NOTICE: The signature on this Assignment Notice must correspond with the name as written upon the face of the attached Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

      The Warrant Certificate for transferred Warrants is to be issued and registered in the following name, and delivered to the following address:



                             --------------------------------------------
                             (Name)


                             --------------------------------------------
                             (Street Address)


                             --------------------------------------------
                             (City)         (State)         (Zip Code)